Exhibit 5

November 23, 2009

212-351-2688	92865-00005

212-351-5218

Transatlantic Holdings, Inc.
80 Pine Street
New York, NY 10005

Re:	Transatlantic Holdings, Inc.
8.00% Senior Notes due 2039

Ladies and Gentlemen:

     We have examined: (i) the Registration Statement on Form S-3 (Registration No. 333-155811) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on December 1, 2008, of Transatlantic Holdings, Inc. (the "Company"); (ii) Amendment No. 1 thereto filed with the Commission on May 28, 2009, for the registration of shares of the Company's common stock, par value $1.00 per share, shares of the Company's preferred stock, par value $1.00 per share, depositary shares, warrants, purchase contracts, senior and subordinated debt securities and units; (iii) the prospectus dated May 28, 2009 forming a part thereof, together with the documents incorporated therein by reference (the "Base Prospectus"); (iv) the preliminary prospectus supplement dated November 18, 2009, in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on November 18, 2009 (the "Preliminary Prospectus"); and (v) the final prospectus supplement dated November 18, 2009 in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on November 19, 2009 (the "Final Prospectus", and together with the Base Prospectus and Preliminary Prospectus, the "Prospectus") in connection with the offering and sale by the Company of its 8.00% Senior Notes due 2039 (the "Securities").

     We have examined originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to this opinion, we have relied to the extent we deemed appropriate and without

Transatlantic Holdings, Inc.
November 23, 2009

independent investigation upon statements and representations of officers and other representatives of the Company and others.

     Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Securities constitute legal, valid and binding obligations of the Company.

     We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York, the United States of America and the General Corporation Law of the State of Delaware (the "DGCL"). We are not admitted to practice in the State of Delaware; however, we are generally familiar with the DGCL, as currently in effect, and have made such inquiries as we considered necessary to render the opinions contained herein. This opinion is limited to the current laws of the State of New York, the current federal laws of the United States and the current state of the DGCL and to the current judicial interpretations thereof and to the facts as they exist on the date hereof. We assume no obligation to revise or supplement our opinion should the present laws, or the interpretation thereof, be changed in respect of any circumstances or events that occur subsequent to the date hereof.

     We consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K filed with the Commission on November 23, 2009, and we further consent to the use of our name under the caption "Validity of the Securities" in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                                                                                                                                       Very truly yours,

                                                                                                                                                       /s/ Gibson, Dunn & Crutcher LLP